EXHIBIT 3 TO FORM 10-Q
                      (By-laws, Articles of Incorporation)




Exhibit  Page
  No.     No.        Description
-------  -------     ------------
  3.1      *         Articles of Incorporation
  3.2      *         Articles of Merger of Cimetrix (USA) Incorporated with
                     Cimetrix Incorporated
  3.3      *         Amended Bylaws

--------------------------------------------------------------------------------
*Incorporated by reference (See exhibit listing above in ITEM 6. Exhibits and Reports on Form 8-K.)